Exhibit 99.1
LegalZoom Reports Second Quarter 2024 Financial Results
•Second quarter subscription revenue of $108.8 million for the quarter, an increase of 6% year-over-year
•Announces three execution priorities designed to reaccelerate growth and enhance margins
•Announces restructuring and approximately $25 million of annualized savings
MOUNTAIN VIEW, California – August 7, 2024 – LegalZoom.com, Inc. (Nasdaq: LZ), the No. 1 choice in online small business formations, today announced results for its second quarter ended June 30, 2024.
“I am excited to be taking an active and direct role in executing LegalZoom’s growth strategy,” said Jeff Stibel, Chairman and Chief Executive Officer of LegalZoom. “Moving forward, we are focused on driving more resilient recurring revenue by reorienting our priorities to focus on accelerating subscriptions, a broader go-to-market strategy, and a product line-up of legal expert solutions that emphasizes human and machine expertise. We are confident these three areas of executional focus will drive sustainable long-term growth alongside increasing margins.”

Noel Watson, LegalZoom’s Chief Financial Officer said, “We exceeded the high-end of our second quarter outlook due to stronger than expected fulfillment. We are reiterating our full-year revenue outlook reflecting a lower macro expectation for small business formations and near-term changes to our execution priorities. In response to these factors, we have realigned our business and cost structure. We have also made the difficult decision to restructure our organization, including a reduction of our global workforce by 15% and reducing our planned hiring efforts. We expect these actions to drive approximately $25 million of annualized savings. We remain committed to driving efficient growth, improving operational efficiencies and maintaining a strong margin profile.”
Second Quarter 2024 Highlights
•Revenue was $177.4 million for the quarter, up 5% year-over-year:
◦Transaction units increased 3% year-over-year; transaction revenue of $68.5 million increased 4% year-over-year.
◦Subscription units increased 4% year-over-year; subscription revenue of $108.8 million grew 6% year-over-year.
•Net income was $1.3 million for the quarter, or 1% of revenue, compared to net income of $1.4 million, or 1% of revenue, for the same period in 2023.
•Non-GAAP net income was $18.8 million for the quarter compared to Non-GAAP net income of $19.0 million in the same period in 2023.
•Adjusted EBITDA was $28.9 million for the quarter, or 16% of revenue, compared to $29.6 million, or 18% of revenue, for the same period in 2023.
•Cash flow provided by operating activities was $27.2 million for the quarter compared to $45.2 million for the same period in 2023.
•Free cash flow was $17.4 million for the quarter compared to $37.4 million for the same period in 2023.
•Repurchased 13.9 million shares of common stock for a total cost of $125.2 million, at an average price of $8.99 per share.
•Cash and cash equivalents were $118.8 million as of June 30, 2024 compared to $225.7 million as of December 31, 2023.
Recent Developments
•On July 9, 2024 LegalZoom announced the appointment of Jeff Stibel, current Chair of the Board, to serve as Chief Executive Officer, effective immediately.

•On August 7, 2024 LegalZoom announced restructuring efforts resulting in a 15% reduction of its global workforce. LegalZoom expects to incur approximately $5 million in severance expenses in the full year ended December 31, 2024 related to the restructuring. LegalZoom has also reduced and realigned its hiring efforts in line with its three execution priorities. LegalZoom expects the combination of these efforts to drive approximately $12 million in savings in the full year ending December 31, 2024, and annualized savings of approximately $25 million.
Second Quarter 2024 Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended June 30,		% Growth	Six Months Ended June 30,		% Growth
			(Decline)			(Decline)
	2024	2023	YOY	2024	2023	YOY
Total revenue	$177,362	$168,854	5%	$351,576	$334,790	5%
Transaction revenue	$68,537	$65,863	4%	$134,854	$133,890	1%
Subscription revenue	$108,825	$102,991	6%	$216,722	$200,900	8%
Gross profit	$113,753	$105,106	8%	$219,583	$210,647	4%
Gross margin	64%	62%	3%	62%	63%	(2%)
Net Income (loss)	$1,314	$1,395	(6%)	$6,058	$(963)	729%
Net income (loss) margin	1%	1%	—%	2%	—%	n/m
Net Income (loss) per share — basic:	$0.01	$0.01	—%	$0.03	$(0.01)	400%
Net Income (loss) per share — diluted:	$0.01	$0.01	—%	$0.03	$(0.01)	400%
Net cash provided by operating activities	$27,245	$45,165	(40%)	$61,440	$74,373	(17%)
Non-GAAP Financial Measures
Non GAAP net income	$18,810	$19,035	(1%)	$37,154	$33,033	12%
Non GAAP net income per share — basic:	$0.10	$0.10	—%	$0.20	$0.17	18%
Non GAAP net income per share — diluted:	$0.10	$0.10	—%	$0.20	$0.17	18%
Adjusted EBITDA	$28,912	$29,645	(2%)	$56,814	$51,513	10%
Adjusted EBITDA margin	16%	18%	(11%)	16%	15%	7%
Free cash flow	$17,372	$37,366	(54%)	$42,089	$59,146	(29%)
Key Business Metrics
Transaction units	292	283	3%	628	591	6%
Business formations	134	161	(17%)	273	331	(18%)
Average order value (AOV)	$234	$233	—%	$215	$226	(5%)
Subscription units at period end	1,609	1,553	4%	1,609	1,553	4%
Average revenue per subscription unit (ARPU) at period end	$271	$261	4%	$271	$261	4%
Certain percentages may not recalculate due to rounding.
Financial Outlook
For the third quarter ending September 30, 2024, LegalZoom currently expects:
•Revenue in the range of $165 million to $169 million
•Adjusted EBITDA in the range of $39 million to $41 million

For the full year ending December 31, 2024, LegalZoom is reiterating its guidance originally provided on July 9, 2024 as follows:
•Revenue is expected to be in the range of $675 million to $685 million
•Adjusted EBITDA is expected to be in the range of $135 million to $145 million
•Free cash flow in the range of $75 million to $85 million

Webcast and Conference Call Information
A webcast and conference call to discuss second quarter 2024 results is scheduled for today, August 7, 2024, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. To access the live call by telephone please dial (800) 715-9871 (USA and Canada) or (646) 307-1963 (International) and provide the Conference ID 4382883.

A live audio webcast of the event will be available on the LegalZoom Investor Relations website: https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance.

The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: our dependence on business formations and fluctuations or declines in the number of business formations may adversely affect our business; our dependence on customers expanding the use of our platform, including converting our transactional customers to subscribers and our subscribers renewing their subscriptions with us; the impact of macroeconomic challenges on our business, including as a result of inflation, global conflict, supply chain issues and recessionary concerns; our ability to remain profitable in the future; our ability to provide high-quality products and services, customer care and customer experience; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; the competitive legal solutions market; our dependence on our brand and reputation; our ability to maintain and expand strategic relationships with third parties; our ability to hire and retain top talent and motivate our employees; risks and costs associated with complex and evolving laws and regulations; our ability to maintain effective internal control over financial reporting; and other factors discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the Securities and Exchange Commission, or SEC, on May 7, 2024, as well as those factors in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share and Free cash flow. To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we use certain non-

GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and liquidity and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We define Adjusted EBITDA as Net income (loss) adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation, impairment of goodwill, long-lived and other assets, legal expenses, restructuring expenses, transaction-related expenses and certain other non-recurring income and expenses from time to time. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.

Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA. Some of these limitations include that the non-GAAP financial measure:

•may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;
•does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect changes in, or cash requirements for, our working capital needs;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and
•does not reflect certain other expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.

We define Non-GAAP net income as net income (loss) adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense, certain transaction-related expenses, and certain other non-recurring income and expenses from time to time, net of related income tax impacts. Our Non-GAAP net income financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net income (loss) margin as net loss as a percentage of revenue. We define Non-GAAP net income (loss) margin as Non-GAAP net income (loss) as a percentage of revenue. We define Non-GAAP net income (loss) per share attributable to common stockholders as Non-GAAP net income (loss) divided by basic and diluted weighted-average common stock. We believe Non-GAAP net income (loss) and Non-GAAP net income (loss) per share attributable to common stockholders are operating performance measures that provide investors and analysts with useful supplemental information about the financial performance of our business.

Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.

We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis (including the information under “Financial Guidance and Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for business formation in the United States, or U.S. Our unique position at business inception allows us to become a trusted business advisor, supporting the evolving needs of a new business throughout its lifecycle, and we have expanded our platform to include professional expertise and other products, both legal and non-legal, to better meet the needs of small businesses. Driven by a mission to unleash entrepreneurship, we deliver comprehensive legal, tax, accounting and compliance products and expertise to millions of small business owners and their families through easy-to-use technology. We operate across all 50 states and in over 3,000 counties in the U.S., with over two decades of experience in simplifying the legal and compliance process for our customers and empowering entrepreneurs with services that help to make their dream a reality. For more information, please visit www.legalzoom.com.
Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$118,795	$225,719
Accounts receivable, net	15,347	11,738
Prepaid expenses and other current assets	22,414	15,159
Current assets held for sale	22,722	22,722
Total current assets	179,278	275,338
Property and equipment, net	57,136	48,232
Goodwill	63,318	63,318
Intangible assets, net	11,194	13,735
Operating lease right-of-use assets	7,212	8,518
Deferred income taxes	31,396	29,015
Available-for-sale debt securities	1,374	1,159
Other assets	8,607	8,503
Total assets	$359,515	$447,818
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$34,247	$32,282
Accrued expenses and other current liabilities	58,020	61,678
Deferred revenue	189,146	167,951
Operating lease liabilities	1,630	2,052
Total current liabilities	283,043	263,963
Operating lease liabilities, non-current	6,255	6,966
Deferred revenue	452	490
Other liabilities	9,003	7,565
Total liabilities	298,753	278,984
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at June 30, 2024 and December 31, 2023, none issued or outstanding at June 30, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 176,108 shares and 188,538 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	177	189
Additional paid-in capital	1,125,942	1,101,474
Accumulated deficit	(1,066,035)	(933,061)
Accumulated other comprehensive income	678	232
Total stockholders’ equity	60,762	168,834
Total liabilities and stockholders’ equity	$359,515	$447,818

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$177,362	$168,854	$351,576	$334,790
Cost of revenue	63,609	63,748	131,993	124,143
Gross profit	113,753	105,106	219,583	210,647
Operating expenses:
Sales and marketing	60,130	53,525	113,883	113,675
Technology and development	25,798	19,900	49,755	39,583
General and administrative	26,679	26,936	49,744	53,440
Total operating expenses	112,607	100,361	213,382	206,698
Income from operations	1,146	4,745	6,201	3,949
Interest expense	(112)	(87)	(173)	(171)
Interest income	2,315	2,240	5,202	3,905
Other (expense) income, net	11	624	104	1,318
Income before income taxes	3,360	7,522	11,334	9,001
Provision for income taxes	2,046	6,127	5,276	9,964
Net income (loss)	$1,314	$1,395	$6,058	$(963)
Net income (loss) per share — basic:	$0.01	$0.01	$0.03	$(0.01)
Net income (loss) per share — diluted:	$0.01	$0.01	$0.03	$(0.01)
Weighted-average shares used to compute net income (loss) per share — basic:	184,257	191,342	186,438	191,318
Weighted-average shares used to compute net income (loss) per share — diluted:	186,456	194,826	189,926	191,318

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	$6,058	$(963)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,096	11,406
Amortization of right-of-use assets	1,369	1,336
Amortization of debt issuance costs	113	112
Stock-based compensation	33,771	35,423
Deferred income taxes	(879)	7,614
Change in fair value of contingent consideration	—	(695)
Unrealized foreign exchange (gain) loss	338	(1,104)
Other	—	(1)
Changes in operating assets and liabilities:
Accounts receivable	(3,436)	(316)
Prepaid expenses and other current assets	(7,265)	3,407
Other assets	(254)	4
Accounts payable	1,935	8,319
Accrued expenses and other liabilities	(6,309)	(4,082)
Operating lease liabilities	(1,196)	(1,132)
Income tax payable	(59)	8
Deferred revenue	21,158	15,037
Net cash provided by operating activities	61,440	74,373
Cash flows from investing activities
Purchase of property and equipment	(19,351)	(15,227)
Net cash used in investing activities	(19,351)	(15,227)
Cash flows from financing activities
Repayment of capital lease obligations	(13)	(18)
Repurchase of common stock	(136,450)	(9,809)
Shares surrendered for settlement of minimum statutory tax withholding	(14,160)	(2,469)
Proceeds from issuance of stock under employee stock plans	1,642	2,973
Net cash used in financing activities	(148,981)	(9,323)
Effect of exchange rate changes on cash and cash equivalents	(32)	32
Net (decrease) increase in cash and cash equivalents	(106,924)	49,855
Cash and cash equivalents, at beginning of the period	225,719	189,082
Cash and cash equivalents, at end of the period	$118,795	$238,937
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except percentages)
Reconciliation of net income (loss) to Adjusted EBITDA
Net income (loss)	$1,314	$1,395	$6,058	$(963)
Interest expense	112	87	173	171
Interest income	(2,315)	(2,240)	(5,202)	(3,905)
Provision for income taxes	2,046	6,127	5,276	9,964
Depreciation and amortization	8,426	5,837	16,096	11,406
Other (income) expense, net	(11)	(624)	(104)	(1,318)
Stock-based compensation	18,915	18,956	33,771	35,423
Restructuring costs(1)	425	107	746	735
Adjusted EBITDA	$28,912	$29,645	$56,814	$51,513
Net income (loss) margin	1%	1%	2%	—%
Adjusted EBITDA margin	16%	18%	16%	15%
(1)     For 2024, restructuring expenses related to the reduction of our U.S. headcount. For 2023, restructuring expenses related to the reduction of our U.K. headcount, which was substantially complete by December 31, 2023.

Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net income (loss) to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except per share amounts)
Reconciliation of Net income (loss) to Non-GAAP net income
Net income (loss)	$1,314	$1,395	$6,058	$(963)
Amortization of acquired intangible assets	1,271	1,291	2,541	2,582
Stock-based compensation	18,915	18,956	33,771	35,423
Restructuring costs(1)	425	107	746	735
Income tax effects (2)	(3,115)	(2,714)	(5,962)	(4,744)
Non-GAAP net income	$18,810	$19,035	$37,154	$33,033
Net income (loss) margin	1%	1%	2%	—%
Non-GAAP net income margin	11%	11%	11%	10%
Net income (loss) per share — basic	$0.01	$0.01	$0.03	$(0.01)
Net income (loss) per share — diluted	$0.01	$0.01	$0.03	$(0.01)
Non-GAAP net income per share — basic	$0.10	$0.10	$0.20	$0.17
Non-GAAP net income per share — diluted	$0.10	$0.10	$0.20	$0.17
Weighted-average shares used to compute net income (loss) per share — basic	184,257	191,342	186,438	191,318
Weighted-average shares used to compute net income (loss) per share — diluted	186,456	194,826	189,926	191,318
Weighted-average shares used to compute Non-GAAP net income per share — basic	184,257	191,342	186,438	191,318
Weighted-average shares used to compute Non-GAAP net income per share — diluted	186,456	194,826	189,926	193,703
(1)For 2024, restructuring expenses related to the reduction of our U.S. headcount. For 2023, restructuring expenses related to the reduction of our U.K. headcount, which was substantially complete by December 31, 2023.
(2)The estimated income tax effect of the non-GAAP pre-tax adjustments is determined by applying the statutory rate of the originating jurisdiction, if applicable.

The following table shows the computation of basic and diluted Non-GAAP net income per share (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share:
Non-GAAP net income	$18,810	$19,035	$37,154	$33,033
Reconciliation of denominator for net income (loss) per share to Non-GAAP net income per share:
Weighted-average shares used to compute net income (loss) per share — basic:	184,257	191,342	186,438	191,318
Effect of potentially dilutive securities:
Options to purchase common stock	789	884	1,422	671
RSUs	1,386	2,583	2,052	1,706
Employee stock purchase plan	24	17	14	8
Weighted-average common stock used in computing Non-GAAP net income per share — diluted	186,456	194,826	189,926	193,703
Non-GAAP net income per share — basic	$0.10	$0.10	$0.20	$0.17
Non-GAAP net income per share — diluted	$0.10	$0.10	$0.20	$0.17

Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$27,245	$45,165	$61,440	$74,373
Purchase of property and equipment	(9,873)	(7,799)	(19,351)	(15,227)
Free cash flow	$17,372	$37,366	$42,089	$59,146